UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_______________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 15, 2002
_______________

Imagis Technologies Inc.

British Columbia, Canada	000-30090	None

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1630-1075 West Georgia Street Vancouver, British Columbia, Canada V6E 3C9

(Address of principal executive offices and Zip Code)

Registrant's telephone number, including area code: (604) 684-2449

Item 5.         Other Items

On July 8, 2002, the Company signed a Registration Rights Agreement with OSI Systems Inc. ("OSI") under which the Company and OSI entered into a subscription agreement whereby OSI agreed to purchased 1,166,667 common shares and 291,667 warrants of the Company.

On July 8, 2002, the Company entered into a Subscription Agreement with OSI Systems Inc., whereby OSI agreed to purchase 1,166,667 common shares and 291,667 warrants of the Company.

On July 8, 2002, the Company signed a Letter of Intent with OSI Systems Inc. to establish a joint venture for the purpose of establishing and operating a joint manufacturing and marketing operation in Brazil.

On July 8, 2002, the Company entered into a Product Development and Marketing Agreement with OSI to form a strategic alliance to develop mutually agreed integrated airport and transportation security products using the Company's facial recognition technologies and OSI's security products.

On July 8, 2002, the Company entered into a Software Developer Services Agreement with OSI Systems Pvt. Ltd. ("OPSL").

On May 15, 2002, the Company issued an Information Circular in connection with the solicitation of proxies by the management of the Company for use at the annual general meeting of its shareholders to be held on June 28, 2002.

Item 7.         Financial Statements and Exhibits

(c)     Exhibits:

4.1       Registration Rights Agreement dated July 8, 2002
10.1     Subscription Agreement dated July 8, 2002
10.2     Letter of Intent dated July 8, 2002
10.3     Product Development and Marketing Agreement dated July 8, 2002
10.4     Software Developer Services Agreement dated July 8, 2002
20.1     Information Circular of the Company dated May 15, 2002

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Imagis Technologies Inc.

Date: December 2, 2002	By: /s/ Wayne Smith

Wayne Smith
Chief Financial Officer

EXHIBIT INDEX

EXHIBIT NO.	DESCRIPTION

4.1	Registration Rights Agreement dated July 8, 2002
10.1	Subscription Agreement dated July 8, 2002
10.2	Letter of Intent dated July 8, 2002
10.3	Product Development and Marketing Agreement dated July 8, 2002
10.4	Software Developer Services Agreement dated July 8, 2002
20.1	Information Circular dated May 15, 2002